Exhibit 99.2

SPEEDWAY MOTORSPORTS, INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Speedway Motorsports, Inc. (the “Company”) made pursuant to the Prospectus, dated             , 2004 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if Original Notes are not immediately available or if time will not permit all documents required by the Letter of Transmittal to reach the U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail, overnight or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent on or prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To: U.S. Bank National Association, Exchange Agent

By Messenger, Mail, Overnight Delivery:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance

Facsimile Transmission:

(651) 495-8097 (MN)

Confirm by Telephone:

(800) 934-6802 (MN)

Specialized Finance

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer – Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Original Notes Tendered

$

Note Certificate Nos. (if available):

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

Name(s) of Record Holder(s): Address(es): Area Code and Telephone Number(s): Signature(s):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any “eligible guarantor” institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Original Notes described above, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three NYSE trading days after the Expiration Date of the Exchange Offer.

Name of Firm:

(Authorized Signature)

Title:

Name:

Date:

Address:

Area Code and Telephone Number:

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